Exhibit 99.1

Investor Contact Stephen Pettibone 203-351-3500
Media Contact KC Kavanagh 866-478-2777	One StarPoint Stamford, CT 06902 United States

STARWOOD REPORTS THIRD QUARTER

2013 RESULTS AND DECLARES

ANNUAL DIVIDEND OF $1.35 PER SHARE

STAMFORD, Conn. (October 24, 2013) – Starwood Hotels & Resorts Worldwide, Inc. (NYSE: HOT) today reported third quarter 2013 financial results.

Third Quarter 2013 Highlights

•	Excluding special items, EPS from continuing operations was $0.71. Including special items, EPS from continuing operations was $0.81.

•	Adjusted EBITDA was $301 million, which included $19 million of EBITDA from the St. Regis Bal Harbour residential project (“Bal Harbour”).

•	Excluding special items, income from continuing operations was $137 million. Including special items, income from continuing operations was $157 million.

•

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.7% in constant dollars (4.2% in actual dollars) compared to 2012. Systemwide REVPAR for Same-Store Hotels in North America increased 5.8% in constant dollars (5.4% in actual dollars).

•	Management fees, franchise fees and other income increased 12.8% compared to 2012.

•	Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 50 basis points compared to 2012.

•	Worldwide REVPAR for Starwood Same-Store Owned Hotels increased 5.2% in constant dollars (4.5% in actual dollars) compared to 2012.

•	Margins at Starwood Same-Store Owned Hotels Worldwide increased approximately 130 basis points compared to 2012.

•	Earnings from Starwood’s vacation ownership and residential business increased approximately $7 million compared to 2012.

•	During the quarter, the Company signed 36 hotel management and franchise contracts, representing approximately 7,800 rooms, and opened 15 hotels and resorts with approximately 3,700 rooms.

•

Starwood’s Board of Directors has declared the Company’s annual cash dividend of $1.35 per share. The Board of Directors has also decided to pay dividends to stockholders on a quarterly basis commencing in 2014.

Third Quarter 2013 Earnings Summary

Starwood Hotels & Resorts Worldwide, Inc. (“Starwood” or the “Company”) today reported EPS from continuing operations for the third quarter of 2013 of $0.81 compared to $0.75 in the third quarter of 2012. Excluding special items, EPS from continuing operations was $0.71 for the third quarter of 2013 compared to $0.58 in the third quarter of 2012. Special items in the third quarter of 2013, which totaled a benefit of $20 million (after tax), primarily related to a favorable adjustment to a legal reserve, tax benefits associated with a non-core asset sale and the reversal of a valuation allowance on deferred tax assets which are now deemed realizable. Special items in the third quarter of 2012, which totaled a benefit of $33 million (after-tax), primarily related to tax benefits from the sale of two hotels with high tax bases. Excluding special items, the effective income tax rate in the third quarter of 2013 was 31.3%, compared to 30.8% in the third quarter of 2012.

Income from continuing operations was $157 million in the third quarter of 2013, compared to $147 million in the third quarter of 2012. Excluding special items, income from continuing operations was $137 million in the third quarter of 2013 compared to $114 million in the third quarter of 2012.

Net income was $157 million and $0.81 per share in the third quarter of 2013, compared to $170 million and $0.87 per share in the third quarter of 2012. In addition to the $33 million of special items noted above, the 2012 results also included a gain of $23 million (net of tax) in discontinued operations, primarily related to the favorable settlement of certain liabilities associated with a former subsidiary of ITT Corporation, which the Company acquired in 1998.

Frits van Paasschen, CEO, said, “We delivered solid results in the face of an uncertain global economic environment. Globally, REVPAR grew by 4.7% in constant dollars, and our core management and franchise fees increased by 9.7%. In North America, where occupancies remained at all-time highs, REVPAR increased by 6.9% at our Company-Operated hotels. Our owned hotels in North America showed healthy margin increases fueled by 8.5% constant dollar REVPAR growth and ongoing cost controls.

“We remain bullish on the long-term trends of rising wealth and increasing demand for travel in fast growing economies, even in the face of slower growth in China, unrest in the Middle East, and economic challenges in Latin America.”

Nine Months Ended September 30, 2013 Earnings Summary

Income from continuing operations was $437 million in the nine months ended September 30, 2013 compared to $405 million in the same period in 2012. Excluding special items, income from continuing operations was $438 million in the nine months ended September 30, 2013 compared to $376 million in the same period in 2012.

Net income was $507 million and $2.61 per share in the nine months ended September 30, 2013 compared to $420 million and $2.14 per share in the same period in 2012. Net income in the nine months ended September 30, 2013 included a tax benefit of $70 million, in discontinued operations, as a result of the reversal of a reserve associated with an uncertain tax position related to a previous disposition. The applicable statute of limitation for this tax position lapsed during the first quarter of 2013.

Adjusted EBITDA was $949 million in the nine months ended September 30, 2013 compared to $895 million in the same period in 2012.

Third Quarter 2013 Operating Results

Management and Franchise Revenues

Worldwide Systemwide REVPAR for Same-Store Hotels increased 4.7% in constant dollars (4.2% in actual dollars) compared to the third quarter of 2012. International Systemwide REVPAR for Same-Store Hotels increased 3.3% in constant dollars (2.7% in actual dollars).

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by region:

	REVPAR
Region	Constant Dollars	Actual Dollars
Americas:
North America	5.8%	5.4%
Latin America	1.0%	1.0%
Asia Pacific:
Greater China	1.6%	4.6%
Rest of Asia	9.3%	(1.4)%
Europe, Africa & Middle East:
Europe	1.9%	5.4%
Africa & Middle East	0.6%	(0.7)%

Changes in REVPAR for Worldwide Systemwide Same-Store Hotels by brand:

	REVPAR
Brand	Constant Dollars	Actual Dollars
St. Regis/Luxury Collection	7.3%	8.5%
W Hotels	5.8%	5.7%
Westin	5.3%	4.4%
Sheraton	3.7%	2.5%
Le Méridien	2.9%	4.7%
Four Points by Sheraton	3.3%	3.0%
Aloft	6.1%	5.9%

Worldwide Same-Store Company-Operated gross operating profit margins increased approximately 50 basis points compared to 2012. International gross operating profit margins for Same-Store Company-Operated properties increased 20 basis points. North American Same-Store Company-Operated gross operating profit margins increased approximately 100 basis points, driven by REVPAR increases and cost controls.

Management fees, franchise fees and other income were $247 million, up $28 million, or 12.8% compared to the third quarter of 2012. Management fees increased 11.5% to $136 million and franchise fees increased 5.7% to $56 million. Other income included fees associated with the termination of certain management and franchise contracts during the quarter.

Development

During the third quarter of 2013, the Company signed 36 hotel management and franchise contracts, representing approximately 7,800 rooms, of which 29 are new builds and seven are conversions from other brands. At September 30, 2013, the Company had approximately 400 hotels in the active pipeline representing approximately 100,000 rooms.

During the third quarter of 2013, 15 new hotels and resorts (representing approximately 3,700 rooms) entered the system, including Sheraton Memphis Downtown Hotel (Tennessee, 600 rooms), The St. Regis Abu Dhabi (UAE, 268 rooms), Sheraton Moscow Sheremetyevo Airport Hotel (Russia, 342 rooms), Aloft Panama (312 rooms), and Palacio del Inka, a Luxury Collection Hotel, Cusco (Peru, 192 rooms). During the quarter, eight properties (representing approximately 1,400 rooms) were removed from the system.

Owned, Leased and Consolidated Joint Venture Hotels

Worldwide REVPAR at Starwood Same-Store Owned Hotels increased 5.2% in constant dollars (4.5% in actual dollars) when compared to 2012. REVPAR at Starwood Same-Store Owned Hotels in North America increased 8.5% in constant dollars (6.9% in actual dollars). Internationally, Starwood Same-Store Owned Hotel REVPAR increased 2.9% in constant dollars (2.9% in actual dollars).

Revenues at Starwood Same-Store Owned Hotels Worldwide increased 5.9% in constant dollars (5.0% in actual dollars) while costs and expenses increased 4.1% in constant dollars (3.2% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 130 basis points compared to 2012.

Revenues at Starwood Same-Store Owned Hotels in North America increased 11.3% in constant dollars (9.6% in actual dollars) while costs and expenses increased 8.1% in constant dollars (6.7% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 230 basis points.

Internationally, revenues at Starwood Same-Store Owned Hotels increased 2.6% in constant dollars (2.1% in actual dollars) while costs and expenses increased 1.1% in constant dollars (0.6% in actual dollars) when compared to 2012. Margins at these hotels increased approximately 110 basis points.

Revenues at owned, leased and consolidated joint venture hotels were $398 million, compared to $425 million in 2012. Expenses at owned, leased and consolidated joint venture hotels were $318 million compared to $348 million in 2012. Third quarter 2013 results were negatively impacted by asset sales completed since the third quarter of 2012.

Vacation Ownership

Total vacation ownership revenues increased 11.3% to $157 million in the third quarter of 2013, when compared to 2012, primarily due to increased revenues from resort operations, which included the transfer of the Westin St. John’s revenues from owned hotels to vacation ownership. Originated contract sales of vacation ownership intervals and number of contracts signed increased 1.2% and 2.3%, respectively. The average price per vacation ownership unit sold decreased 1.9% to approximately $14,000, driven by inventory mix.

Residential

During the third quarter of 2013, the Company’s residential revenues were $43 million compared to $67 million in 2012. The Company realized residential revenues from Bal Harbour of $40 million and generated EBITDA of $19 million, compared to revenues of $62 million and EBITDA of $12 million in the same period of 2012. During the third quarter of 2013, the Company closed sales of 12 units at Bal Harbour and realized incremental cash proceeds of $40 million associated with these units. From project inception through September 30, 2013, the Company has closed contracts on approximately 97% of the total residential units available at Bal Harbour and realized residential revenue of $1.1 billion and EBITDA of $268 million.

Selling, General, Administrative and Other

During the third quarter of 2013, selling, general, administrative and other expenses increased 14.9% to $100 million for the three months ended September 30, 2013, when compared to the corresponding period of 2012. The increase was primarily due to the timing of expenses in 2013 when compared to 2012 and certain non-recurring expenses including an elective payment to maintain a management contract. The Company continues to expect selling, general, administrative, and other expenses to increase 2% to 3% for the full year.

Legal Settlement

The Company recorded a favorable adjustment to a legal reserve of approximately $22 million in the three months ended September 30, 2013, related to judgment and settlement, interest costs, legal fees and expenses in regards to a long standing litigation. This adjustment was treated as a special item in the third quarter results.

Capital

Gross capital spending during the quarter included approximately $33 million of maintenance capital and $70 million of development capital.

Asset Sales

During the third quarter of 2013, the Company completed the sale of a non-core asset for cash proceeds of approximately $12 million and recorded a gain of approximately $4 million. The Company has also entered into an agreement to sell two hotels that is expected to close in the fourth quarter.

Dividend

Starwood’s Board of Directors has declared the Company’s annual cash dividend of $1.35 per share. The dividend will be paid on December 27, 2013 to stockholders of record on December 13, 2013. The Board of Directors has also decided to pay dividends to stockholders on a quarterly basis commencing in 2014 and intends to make four quarterly dividend payments in 2014.

Share Repurchase

In the third quarter of 2013, the Company repurchased approximately 2.73 million shares at a total cost of approximately $180.7 million and a weighted average price of $66.14 per share. As of September 30, 2013, approximately $443.3 million remained available under the Company’s share repurchase authorization. Subsequent to the end of the quarter and through October 18, 2013, the Company repurchased an additional 1.14 million shares at a total cost of approximately $75.9 million and a weighted average price of $66.69 per share.

Balance Sheet

At September 30, 2013, the Company had gross debt of $1.3 billion, cash and cash equivalents of $819 million (including $125 million of restricted cash) and net debt of approximately $448 million, compared to net debt of approximately $463 million as of June 30, 2013, in each case excluding debt and restricted cash associated with securitized vacation ownership notes receivable. Net debt at September 30, 2013, including $397 million of debt and $16 million of restricted cash associated with securitized vacation ownership notes receivable, was approximately $829 million.

Outlook

For the Full Year 2013:

Including Bal Harbour, which is expected to contribute approximately $117 million of EBITDA, Adjusted EBITDA is expected to be approximately $1.252 billion to $1.257 billion (based on the assumptions below).

•	Excluding Bal Harbour, Adjusted EBITDA is expected to be approximately $1.135 billion to $1.140 billion, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company-Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 75 basis points lower in actual dollars at current exchange rates).

•	Margins at Same-Store Owned Hotels Worldwide increase 75 to 125 basis points.

•	Management fees, franchise fees and other income increase approximately 7.5% to 9.5%.

•	Earnings from the Company’s vacation ownership and residential business of approximately $165 million to $170 million.

•	Selling, general and administrative expenses increase approximately 2% to 3%.

•	Shifts in exchange rates since we first provided our outlook will negatively impact full year earnings by $14 million if exchange rates stay at current levels.

•	Depreciation and amortization is expected to be approximately $289 million.

•	Interest expense is expected to be approximately $118 million.

•	Full year effective tax rate excluding special items is expected to be approximately 33%, and cash taxes are expected to be approximately $135 million.

•	Including Bal Harbour, EPS before special items is expected to be approximately $2.93 to $2.95 (based on the assumptions above).

•

Full year capital expenditures (excluding vacation ownership and residential inventory) are expected to be approximately $150 million for maintenance, renovation and technology. In addition, in-flight investment projects and prior commitments for joint ventures and other investments are expected to total approximately $275 million.

•

Vacation ownership (excluding Bal Harbour) is expected to generate approximately $100 million in positive cash flow. Vacation ownership cash flow does not include a receivable securitization in 2013. Bal Harbour is expected to generate at least $200 million in net cash flow.

For the three months ended December 31, 2013:

•

Including Bal Harbour, which is expected to contribute approximately $10 million of EBITDA, Adjusted EBITDA is expected to be approximately $300 million to $305 million (based on the assumptions below).

•	Excluding Bal Harbour, Adjusted EBITDA is expected to be approximately $290 million to $295 million, assuming:

•	REVPAR increases at Same-Store Company-Operated Hotels Worldwide of 5% to 6% in constant dollars (approximately 50 basis points lower in actual dollars at current exchange rates).

•	REVPAR increases at Same-Store Company-Owned Hotels Worldwide of 4% to 6% in constant dollars (approximately 75 basis points lower in actual dollars at current exchange rates).

•	Management fees, franchise fees and other income increase approximately 6% to 8%.

•	Earnings from the Company’s vacation ownership and residential business decrease approximately $10 million to $15 million year over year.

•	Depreciation and amortization is expected to be approximately $75 million.

•	Interest expense is expected to be approximately $30 million.

•	Including Bal Harbour, income from continuing operations is expected to be approximately $131 million to $134 million, (based on the assumptions above).

•	The effective tax rate excluding special items is expected to be approximately 33%.

•	Including Bal Harbour, EPS is expected to be approximately $0.68 to $0.70 (based on the assumptions above).

For the Full Year 2014:

At this point, the Company expects REVPAR at Same-Store Company-Operated Hotels Worldwide to increase 5% to 7% in constant dollars. In 2013, the Company expects Bal Harbour to contribute approximately $117 million in earnings. Bal Harbour is expected to sell out in 2013 and, as a result, the Company expects that there will be no earnings from Bal Harbour in 2014. Asset sales completed to date, and including the sale of two hotels expected to close in the fourth quarter, will reduce 2014 EBITDA by approximately $12 million year over year and approximately $20 million on an annualized basis. The Company will provide more details on its 2014 expectations in February.

Special Items

The Company’s special items included a pre-tax benefit of $21 million ($20 million benefit after-tax) in the third quarter of 2013 compared to a pre-tax benefit of $1 million ($33 million after-tax) in the same period of 2012.

The following represents a reconciliation of income from continuing operations before special items to income from continuing operations including special items (in millions, except per share data):

Three Months Ended September 30,			Nine Months Ended September 30,
2013	2012		2013	2012
$137	$114	Income from continuing operations before special items	$438	$376

$0.71	$0.58	EPS before special items	$2.26	$1.91

		Special Items
22	—	Restructuring and other special (charges) credits, net (a)	23	11
3	1	Gain (loss) on asset dispositions and impairments, net (b)	(5)	(7)
(4)	—	Impairment of unconsolidated joint venture hotel (c)	(4)	—
—	—	Debt Extinguishment (d)	—	(15)

21	1	Total special items – pre-tax	14	(11)
(1)	32	Income tax benefit (expense) for special items (e)	(15)	40

20	33	Total special items – after-tax	(1)	29

$157	$147	Income from continuing operations	$437	$405

$0.81	$0.75	EPS including special items	$2.25	$2.06

a)	During the three and nine months ended September 30, 2013, the credit primarily related to a favorable adjustment to a legal reserve. During the nine months ended September 30, 2012, the Company recorded a favorable adjustment of $11 million to reverse a portion of a litigation reserve.

b)	During the three months ended September 30, 2013, the gain primarily related to the sale of a non-core asset. The nine months ended September 30, 2013 primarily included charges related to the sales of three wholly-owned hotels. The loss during the nine months ended September 30, 2012 related to the sale of one wholly-owned hotel.

c)	During the three and nine months ended September 30, 2013, the net loss related to an impairment charge associated with a hotel in which the Company owns a non-controlling joint venture interest.

d)	During the nine months ended September 30, 2012, the net charges were associated with the redemption of approximately $495 million of senior notes.

e)	During the three months ended September 30, 2013, the net charge related to tax expense on the legal reserve adjustment discussed above, substantially offset by a $4 million tax benefit on a non-core asset disposition with a high tax basis and a $3 million deferred tax benefit associated with the reversal of the valuation allowance as the asset is now deemed realizable. The nine months ended September 30, 2013 include net tax charges associated with an asset disposition, interest on deferred income associated with vacation ownership sales, tax reserves and the resolution of certain tax positions. During the three and nine months ended September 30, 2012, the tax benefit primarily related to the sale of two hotels with high tax bases.

The Company has included the above supplemental information concerning special items to assist investors in analyzing Starwood’s financial position and results of operations. The Company has chosen to provide this information to investors to enable them to perform meaningful comparisons of past, present and future operating results and as a means to emphasize the results of core ongoing operations.

Starwood will be conducting a conference call to discuss the third quarter financial results at 11:00 a.m. Eastern Time today, available via webcast on the Company’s website at http://www.starwoodhotels.com/corporate/about/investor/earnings.html. A webcast replay will be available on the corporate website a few hours after the live event on Thursday, October 24 and will run for one year. Alternatively, participants may call into (866) 921-0636 with conference ID 64233233; please dial in fifteen minutes early to ensure a timely start. A call replay will be available a few hours after the live event on Thursday, October 24 and will run for one week; the call replay can be accessed by dialing (855) 859-2056 with conference ID 64233233.

Definitions

All references to EPS, unless otherwise noted, reflect earnings per diluted share from continuing operations attributable to Starwood’s common stockholders. All references to continuing operations, discontinued operations and net income reflect amounts attributable to Starwood’s common stockholders (i.e., excluding amounts attributable to noncontrolling interests). All references to “net capital expenditures” mean gross capital expenditures for timeshare and fractional inventory net of cost of sales. EBITDA represents net income before interest expense, taxes, depreciation and amortization. The Company believes that EBITDA is a useful measure of the Company’s operating performance due to the significance of the Company’s long-lived assets and level of indebtedness. EBITDA is a commonly used measure of performance in the Company’s industry which, when considered with GAAP measures, the Company believes gives a more complete understanding of the Company’s operating performance. It also facilitates comparisons between the Company and its competitors. The Company’s management has historically adjusted EBITDA (i.e., “Adjusted EBITDA”) when evaluating the operating performance for the Company, as well as for individual properties or groups of properties, because the Company believes that the inclusion or exclusion of certain recurring and non-recurring items, such as restructuring, goodwill impairment and other special charges, and gains and losses on asset dispositions and impairments, is necessary to provide the most accurate measure of core operating results and as a means to evaluate comparative results. The Company’s management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions and it is used in the annual budget process. The Company has historically reported this measure to its investors and believes that the continued inclusion of Adjusted EBITDA provides consistency in its financial reporting and enables investors to perform more meaningful comparisons of past, present and future operating results and provides a means to evaluate the results of its core ongoing operations. EBITDA and Adjusted EBITDA are not intended to represent cash flow from operations as defined by GAAP and such metrics should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company’s calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and, therefore, comparability may be limited.

All references to Same-Store Owned Hotels reflect the Company’s owned, leased and consolidated joint venture hotels, excluding condo hotels, hotels sold to date and hotels undergoing significant repositionings or for which comparable results are not available (i.e., hotels not owned during the entire periods presented or closed due to seasonality or natural disasters). References to Company-Operated Hotel metrics (e.g., REVPAR) reflect metrics for the Company’s owned, leased and managed hotels. References to Systemwide metrics (e.g., REVPAR) reflect metrics for the Company’s owned, managed and franchised hotels. REVPAR is defined as revenue per available room. ADR is defined as average daily rate.

All references to revenues in constant dollars represent revenues, excluding the impact of the movement of foreign exchange rates. The Company calculates revenues in constant dollars by calculating revenues for the current year using the prior year’s exchange rates. The Company uses this revenue measure to better understand the underlying results and trends of the business, excluding the impact of movements in foreign exchange rates.

All references to contract sales or originated sales reflect vacation ownership sales before revenue adjustments for percentage of completion accounting methodology. All references to earnings from vacation ownership and residential represents operating income before depreciation expense. All references to management and franchise revenues represent base and incentive fees, franchise fees, amortization of deferred gains resulting from the sales of hotels subject to long-term management contracts and termination fees.

Starwood Hotels & Resorts Worldwide, Inc. is one of the leading hotel and leisure companies in the world with 1,169 properties in nearly 100 countries and 171,000 employees at its owned and managed properties. Starwood is a fully integrated owner, operator and franchisor of hotels, resorts and residences with the following internationally renowned brands: St. Regis®, The Luxury Collection®, W®, Westin®, Le Méridien®, Sheraton®, Four Points® by Sheraton, Aloft®, and Element®. The Company boasts one of the industry’s leading loyalty programs, Starwood Preferred Guest (SPG), allowing members to earn and redeem points for room stays, room upgrades and flights, with no blackout dates. Starwood also owns Starwood Vacation Ownership, Inc., a premier provider of world-class vacation experiences through villa-style resorts and privileged access to Starwood brands. For more information, including reconciliations of non-GAAP financial measures to GAAP financial measures, please visit www.starwoodhotels.com or contact Investor Relations at (203) 351-3500.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties and other factors that may cause actual results to differ materially from those anticipated at the time the forward-looking statements are made. Further results, performance and achievements may be affected by general economic conditions including the impact of war and terrorist activity, natural disasters, business and financing conditions (including the condition of credit markets in the U.S. and internationally), foreign exchange fluctuations, cyclicality of the real estate (including residential) and the hotel and vacation ownership businesses, operating risks associated with the hotel, vacation ownership and residential businesses, relationships with associates and labor unions, customers and property owners, the impact of the internet reservation channels, our reliance on technology, domestic and international political and geopolitical conditions, competition, governmental and regulatory actions (including the impact of changes in U.S. and foreign tax laws and their interpretation), travelers’ fears of exposure to contagious diseases, risk associated with the level of our indebtedness, risk associated with potential acquisitions and dispositions and the introduction of new brand concepts and other risks and uncertainties. These risks and uncertainties are presented in detail in our filings with the Securities and Exchange Commission. Future vacation ownership units indicated in this press release include planned units on land owned by the Company or by joint ventures in which the Company has an interest that have received all major governmental land use approvals for the development of vacation ownership resorts. There can also be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated. There can also be no assurance that agreements will be entered into for the hotels in the Company’s pipeline and, if entered into, the timing of any agreement and the opening of the related hotel. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Unaudited Consolidated Statements of Income

(In millions, except per share data)

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance		2013	2012	% Variance
			Revenues
$398	$425	(6.4)	Owned, leased and consolidated joint venture hotels	$1,196	$1,280	(6.6)
200	208	(3.8)	Vacation ownership and residential sales and services	748	1,038	(27.9)
247	219	12.8	Management fees, franchise fees and other income	700	642	9.0
663	603	10.0	Other revenues from managed and franchised properties (a)	1,965	1,828	7.5

1,508	1,455	3.6		4,609	4,788	(3.7)
			Costs and Expenses
318	348	8.6	Owned, leased and consolidated joint venture hotels	966	1,057	8.6
141	156	9.6	Vacation ownership and residential	503	790	36.3
100	87	(14.9)	Selling, general, administrative and other	278	269	(3.3)
(22)	—	n/m	Restructuring and other special charges (credits), net	(23)	(11)	n/m
59	55	(7.3)	Depreciation	174	168	(3.6)
6	6	—	Amortization	21	18	(16.7)
663	603	(10.0)	Other expenses from managed and franchised properties (a)	1,965	1,828	(7.5)

1,265	1,255	(0.8)		3,884	4,119	5.7
243	200	21.5	Operating income	725	669	8.4
—	4	(100.0)	Equity earnings and gains/(losses) from unconsolidated ventures, net	17	19	(10.5)
(25)	(39)	35.9	Interest expense, net of interest income of $1, $0, $2 and $1	(77)	(134)	42.5
—	—	—	Loss on early extinguishment of debt, net	—	(15)	100.0
3	1	n/m	Gain (loss) on asset dispositions and impairments, net	(5)	(7)	28.6

221	166	33.1	Income from continuing operations before taxes and noncontrolling interests	660	532	24.1
(64)	(19)	n/m	Income tax benefit (expense)	(223)	(127)	(75.6)

157	147	6.8	Income from continuing operations	437	405	7.9
			Discontinued Operations:
—	23	(100.0)	Gain on dispositions, net of tax	70	15	n/m

157	170	(7.6)	Net income	507	420	20.7
—	—	—	Net loss (income) attributable to noncontrolling interests	—	—	—

$157	$170	(7.6)	Net income attributable to Starwood	$507	$420	20.7

			Earnings (Losses) Per Share – Basic
$0.82	$0.76	7.9	Continuing operations	$2.28	$2.10	8.6
—	0.12	(100.0)	Discontinued operations	0.37	0.08	n/m

$0.82	$0.88	(6.8)	Net income (loss)	$2.65	$2.18	21.6

			Earnings (Losses) Per Share – Diluted
$0.81	$0.75	8.0	Continuing operations	$2.25	$2.06	9.2
—	0.12	(100.0)	Discontinued operations	0.36	0.08	n/m

$0.81	$0.87	(6.9)	Net income (loss)	$2.61	$2.14	22.0

			Amounts attributable to Starwood’s Common Stockholders
$157	$147	6.8	Continuing operations	$437	$405	7.9
—	23	(100.0)	Discontinued operations	70	15	n/m

$157	$170	(7.6)	Net income (loss)	$507	$420	20.7

192	193		Weighted average number of shares	192	193

194	196		Weighted average number of shares assuming dilution	194	197

(a)	The Company includes in revenues the reimbursement of costs incurred on behalf of managed hotel property owners and franchisees with no added margin and includes in costs and expenses these reimbursed costs. These costs relate primarily to payroll costs at managed properties where the Company is the employer.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Consolidated Balance Sheets

(In millions, except share data)

	September 30, 2013	December 31, 2012
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$694	$305
Restricted cash	137	158
Accounts receivable, net of allowance for doubtful accounts of $63 and $59	614	586
Inventories	229	361
Securitized vacation ownership notes receivable, net of allowance for doubtful accounts of $6 and $9	60	65
Deferred income taxes	241	320
Prepaid expenses and other	161	124

Total current assets	2,136	1,919
Investments	252	260
Plant, property and equipment, net	3,097	3,162
Assets held for sale, net	—	36
Goodwill and intangible assets, net	2,040	2,025
Deferred income taxes	585	636
Other assets (a)	506	385
Securitized vacation ownership notes receivable	347	438

Total assets	$8,963	$8,861

Liabilities and Stockholders’ Equity
Current liabilities:
Short-term borrowings and current maturities of long-term debt (b)	$2	$2
Accounts payable	90	121
Current maturities of long-term securitized vacation ownership debt	106	150
Accrued expenses	1,136	1,074
Accrued salaries, wages and benefits	370	395
Accrued taxes and other	196	287

Total current liabilities	1,900	2,029
Long-term debt (b)	1,265	1,273
Long-term securitized vacation ownership debt	291	383
Deferred income taxes	79	78
Other liabilities	1,907	1,956

Total liabilities	5,442	5,719

Commitments and contingencies
Stockholders’ equity:
Common stock; $0.01 par value; authorized 1,000,000,000 shares; outstanding 192,556,861 and 193,121,094 shares at September 30, 2013 and December 31, 2012, respectively	2	2
Additional paid-in capital	704	816
Accumulated other comprehensive loss	(354)	(338)
Retained earnings	3,164	2,657

Total Starwood stockholders’ equity	3,516	3,137
Noncontrolling interest	5	5

Total stockholders’ equity	3,521	3,142

Total liabilities and stockholders’ equity	$8,963	$8,861

(a)	Includes restricted cash of $4 million and $6 million at September 30, 2013 and December 31, 2012, respectively.
(b)	Excludes Starwood’s share of unconsolidated joint venture debt aggregating approximately $219 million and $389 million at September 30, 2013 and December 31, 2012, respectively.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Historical Data

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance		2013	2012	% Variance
			Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA
$157	$170	(7.6)	Net income	$507	$420	20.7
28	41	(31.7)	Interest expense (a)	88	142	(38.0)
—	—	—	Loss on early extinguishment of debt, net	—	15	(100.0)
64	35	82.9	Income tax (benefit) expense (b)	153	142	7.7
66	63	4.8	Depreciation (c)	191	190	0.5
7	6	16.7	Amortization (d)	24	20	20.0

322	315	2.2	EBITDA	963	929	3.7
(3)	(1)	n/m	(Gain) loss on asset dispositions and impairments, net	5	7	(28.6)
(22)	—	n/m	Restructuring and other special charges (credits), net	(23)	(11)	n/m
4	—	n/m	Impairment of unconsolidated joint venture hotel (e)	4	—	n/m
—	(39)	100.0	Discontinued operations (gain)/loss on dispositions (f)	—	(30)	100.0

$301	$275	9.5	Adjusted EBITDA	$949	$895	6.0

(a)	Includes $2 million and $2 million of Starwood’s share of interest expense of unconsolidated joint ventures for the three months ended September 30, 2013 and 2012, respectively, and $9 million and $7 million for the nine months ended September 30, 2013 and 2012, respectively.
(b)	Includes $0 million and $16 million of tax expense (benefit) recorded in discontinued operations for the three months ended September 30, 2013 and 2012, respectively, and $(70) million and $15 million for the nine months ended September 30, 2013 and 2012, respectively.
(c)	Includes $7 million and $8 million of Starwood’s share of depreciation expense of unconsolidated joint ventures for the three months ended September 30, 2013 and 2012, respectively, and $17 million and $22 million for the nine months ended September 30, 2013 and 2012, respectively.
(d)	Includes $1 million and $0 million of Starwood’s share of amortization expense of unconsolidated joint ventures for the three months ended September 30, 2013 and 2012, respectively, and $3 million and $2 million for the nine months ended September 30, 2013 and 2012, respectively.
(e)	The impairment charge is included in the equity earnings and gain/(loss) from unconsolidated ventures, net line item in the statement of income .
(f)	Excludes the taxes included in (b) above.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels Worldwide

(In millions)

	Three Months Ended September 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$15	5.0
Impact of changes in foreign exchange rates	3	0.9

Revenue increase/(decrease) in constant dollars	$18	5.9

Expense
Expense increase/(decrease) (GAAP)	$8	3.2
Impact of changes in foreign exchange rates	2	0.9

Expense increase/(decrease) in constant dollars	$10	4.1

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels North America

(In millions)

	Three Months Ended September 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$11	9.6
Impact of changes in foreign exchange rates	2	1.7

Revenue increase/(decrease) in constant dollars	$13	11.3

Expense
Expense increase/(decrease) (GAAP)	$7	6.7
Impact of changes in foreign exchange rates	1	1.4

Expense increase/(decrease) in constant dollars	$8	8.1

Non-GAAP to GAAP Reconciliations – Same-Store Owned/Leased Hotels International

(In millions)

	Three Months Ended September 30, 2013
	$ Change	% Variance
Revenue
Revenue increase/(decrease) (GAAP)	$4	2.1
Impact of changes in foreign exchange rates	1	0.5

Revenue increase/(decrease) in constant dollars	$5	2.6

Expense
Expense increase/(decrease) (GAAP)	$1	0.6
Impact of changes in foreign exchange rates	1	0.5

Expense increase/(decrease) in constant dollars	$2	1.1

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliation – Earnings from Vacation Ownership and Residential Business

(In millions)

	Three Months Ended September 30,
	2013	2012	$ Variance
Vacation ownership and residential sales and services revenue	$200	$208	(8)
Vacation ownership and residential expenses	(141)	(156)	15

Earnings from vacation ownership and residential	$59	$52	7

Non-GAAP to GAAP Reconciliation – EBITDA from Bal Harbour

(In millions)

	Three Months Ended September 30
	2013	2012	$ Variance
Total Bal Harbour revenues	$40	$62	(22)
Total Bal Harbour expenses	(21)	(50)	29

EBITDA from Bal Harbour	$19	$12	7

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Future Performance

(In millions, except per share data)

Low Case

Three Months Ended December 31, 2013		Year Ended December 31, 2013
$131	Net income (a)	$635
30	Interest expense	118
64	Income tax expense (a)	224
75	Depreciation and amortization	289

300	EBITDA	1,266
—	(Gain) loss on asset dispositions and impairments, net	9
—	Restructuring and other special charges (credits)	(23)

$300	Adjusted EBITDA	$1,252

Three Months Ended December 31, 2013		Year Ended December 31, 2013
$131	Income from continuing operations before special items	$566

$0.68	EPS before special items	$2.93

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(9)
—	Restructuring and other special (charges) credits	23

—	Total special items – pre-tax	14
—	Income tax (expense) benefit associated with special items	(15)

—	Total special items – after-tax	(1)

$131	Income from continuing operations	$565

$0.68	EPS including special items	$2.92

	High Case

Three Months Ended December 31, 2013		Year Ended December 31, 2013
$134	Net income (a)	$639
30	Interest expense	118
66	Income tax expense (a)	225
75	Depreciation and amortization	289

305	EBITDA	1,271
—	(Gain) loss on asset dispositions and impairments, net	9
—	Restructuring and other special charges (credits)	(23)

$305	Adjusted EBITDA	$1,257

Three Months Ended December 31, 2013		Year Ended December 31, 2013
$134	Income from continuing operations before special items	$570

$0.70	EPS before special items	$2.95

	Special Items
—	Gain (loss) on asset dispositions and impairments, net	(9)
—	Restructuring and other special (charges) credits	23

—	Total special items – pre-tax	14
—	Income tax (expense) benefit associated with special items	(15)

—	Total special items – after-tax	(1)

$134	Income from continuing operations	$569

$0.70	EPS including special items	$2.94

(a)	The full year amounts include a tax benefit of $70 million recorded in discontinued operations.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations –

Future Earnings from Vacation Ownership and Residential Business

Excluding Bal Harbour

(In millions)

Low Case

	Three Months Ended December 31,
	2013	2012	$ Variance
Vacation ownership and residential sales and services revenues, net of direct expenses	$41	$78	$(37)
Less: Bal Harbour revenues, net of direct expenses	(10)	(32)	22

Vacation ownership and residential sales and services revenue, net of direct expenses excluding Bal Harbour	$31	$46	$(15)

Year Ended December 31, 2013
Vacation ownership and residential sales and services revenues, net of direct expenses	$282
Less: Bal Harbour revenues, net of direct expenses	(117)

Vacation ownership and residential sales and services revenue, net of direct expenses excluding Bal Harbour	$165

High Case

	Three Months Ended December 31,
	2013	2012	$ Variance
Vacation ownership and residential sales and services revenues, net of direct expenses	$46	$78	$(32)
Less: Bal Harbour revenues, net of direct expenses	(10)	(32)	22

Vacation ownership and residential sales and services revenue, net of direct expenses excluding Bal Harbour	$36	$46	$(10)

Year Ended December 31, 2013
Vacation ownership and residential sales and services revenues, net of direct expenses	$287
Less: Bal Harbour revenues, net of direct expenses	(117)

Vacation ownership and residential sales and services revenue, net of direct expenses excluding Bal Harbour	$170

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Non-GAAP to GAAP Reconciliations – Same Store Owned Hotel Revenue and Expenses

(In millions)

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance	Same-Store Owned Hotels Worldwide	2013	2012	% Variance

			Revenue
$325	$310	5.0	Same-Store Owned Hotels (a)	$943	$900	4.8
—	46	(100.0)	Hotels Sold or Closed in 2013 and 2012	12	146	(91.8)
66	63	4.8	Hotels Without Comparable Results	221	214	3.3
7	6	16.7	Other ancillary hotel operations	20	20	—

$398	$425	(6.4)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$1,196	$1,280	(6.6)

			Costs and Expenses
$254	$246	(3.2)	Same-Store Owned Hotels (a)	$740	$720	(2.8)
—	36	100.0	Hotels Sold or Closed in 2013 and 2012	10	117	91.5
59	59	—	Hotels Without Comparable Results	198	201	1.5
5	7	28.6	Other ancillary hotel operations	18	19	5.3

$318	$348	8.6	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$966	$1,057	8.6

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance	Same-Store Owned Hotels North America	2013	2012	% Variance
			Revenue
$131	$120	9.6	Same-Store Owned Hotels (a)	$431	$387	11.4
—	46	(100.0)	Hotels Sold or Closed in 2013 and 2012	12	146	(91.8)
58	62	(6.5)	Hotels Without Comparable Results	173	194	(10.8)

$189	$228	(17.1)	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$616	$727	(15.3)

			Costs and Expenses
$112	$105	(6.7)	Same-Store Owned Hotels (a)	$348	$330	(5.5)
—	36	100.0	Hotels Sold or Closed in 2013 and 2012	10	117	91.5
54	58	6.9	Hotels Without Comparable Results	161	177	9.0
(1)	—	—	Other ancillary hotel operations	—	1	100.0

$165	$199	17.1	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$519	$625	17.0

Three Months Ended September 30,				Nine Months Ended September 30,
2013	2012	% Variance	Same-Store Owned Hotels International	2013	2012	% Variance
			Revenue
$194	$190	2.1	Same-Store Owned Hotels (a)	$512	$513	(0.2)
—	—	—	Hotels Sold or Closed in 2013 and 2012	—	—	—
8	1	n/m	Hotels Without Comparable Results	48	20	n/m
7	6	16.7	Other ancillary hotel operations	20	20	—

$209	$197	6.1	Total Owned, Leased and Consolidated Joint Venture Hotels Revenue	$580	$553	4.9

			Costs and Expenses
$142	$141	(0.6)	Same-Store Owned Hotels (a)	$392	$390	(0.5)
—	—	—	Hotels Sold or Closed in 2013 and 2012	—	—	—
5	1	n/m	Hotels Without Comparable Results	37	24	(54.2)
6	7	14.3	Other ancillary hotel operations	18	18	—

$153	$149	(2.7)	Total Owned, Leased and Consolidated Joint Venture Hotels Costs and Expenses	$447	$432	(3.5)

(a)	Same-Store Owned Hotel results exclude 11 hotels sold, one hotel transferred to vacation ownership, and seven hotels without comparable results for the three months ended September 30, 2013 and 12 hotels sold, one hotel transferred to vacation ownership, and 10 hotels without comparable results, for the nine months ended September 30, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Systemwide(1) Statistics—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS
REVPAR ($)	122.50	117.54	4.2%	124.65	118.25	5.4%	119.84	116.66	2.7%
ADR ($)	172.23	167.90	2.6%	163.92	157.42	4.1%	184.26	183.20	0.6%
Occupancy (%)	71.1%	70.0%	1.1	76.0%	75.1%	0.9	65.0%	63.7%	1.3

SHERATON
REVPAR ($)	102.97	100.48	2.5%	107.27	102.61	4.5%	97.86	97.96	(0.1%)
ADR ($)	148.86	146.08	1.9%	144.28	138.74	4.0%	155.25	156.35	(0.7%)
Occupancy (%)	69.2%	68.8%	0.4	74.3%	74.0%	0.3	63.0%	62.7%	0.3

WESTIN
REVPAR ($)	132.28	126.74	4.4%	133.55	125.75	6.2%	129.40	128.96	0.3%
ADR ($)	176.75	173.55	1.8%	172.40	166.25	3.7%	187.79	192.10	(2.2%)
Occupancy (%)	74.8%	73.0%	1.8	77.5%	75.6%	1.9	68.9%	67.1%	1.8

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	222.78	205.37	8.5%	245.35	220.77	11.1%	212.93	198.63	7.2%
ADR ($)	335.18	325.49	3.0%	322.95	301.89	7.0%	341.68	338.34	1.0%
Occupancy (%)	66.5%	63.1%	3.4	76.0%	73.1%	2.9	62.3%	58.7%	3.6

LE MERIDIEN
REVPAR ($)	136.67	130.55	4.7%	218.44	206.37	5.8%	124.10	118.90	4.4%
ADR ($)	192.51	187.28	2.8%	255.95	241.33	6.1%	180.41	176.73	2.1%
Occupancy (%)	71.0%	69.7%	1.3	85.3%	85.5%	(0.2)	68.8%	67.3%	1.5

W
REVPAR ($)	226.03	213.86	5.7%	207.29	198.26	4.6%	274.02	253.62	8.0%
ADR ($)	283.58	273.44	3.7%	257.53	250.94	2.6%	352.77	332.89	6.0%
Occupancy (%)	79.7%	78.2%	1.5	80.5%	79.0%	1.5	77.7%	76.2%	1.5

FOUR POINTS
REVPAR ($)	79.43	77.09	3.0%	87.29	86.03	1.5%	67.17	63.31	6.1%
ADR ($)	112.70	110.56	1.9%	115.90	113.78	1.9%	106.72	104.38	2.2%
Occupancy (%)	70.5%	69.7%	0.8	75.3%	75.6%	(0.3)	62.9%	60.7%	2.2

ALOFT
REVPAR ($)	75.26	71.08	5.9%	85.27	80.79	5.5%	50.99	47.26	7.9%
ADR ($)	106.08	103.25	2.7%	114.38	109.99	4.0%	81.98	82.15	(0.2%)
Occupancy (%)	70.9%	68.8%	2.1	74.5%	73.5%	1.0	62.2%	57.5%	4.7

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	122.50	117.54	4.2%	137.24	130.56	5.1%
ADR ($)	172.23	167.90	2.6%	195.20	189.45	3.0%
Occupancy (%)	71.1%	70.0%	1.1	70.3%	68.9%	1.4

AMERICAS
REVPAR ($)	121.64	115.69	5.1%	148.01	139.08	6.4%
ADR ($)	163.25	157.03	4.0%	196.63	187.21	5.0%
Occupancy (%)	74.5%	73.7%	0.8	75.3%	74.3%	1.0

NORTH AMERICA
REVPAR ($)	124.65	118.25	5.4%	155.07	145.11	6.9%
ADR ($)	163.92	157.42	4.1%	199.94	189.77	5.4%
Occupancy (%)	76.0%	75.1%	0.9	77.6%	76.5%	1.1

LATIN AMERICA
REVPAR ($)	87.09	86.27	1.0%	94.63	93.52	1.2%
ADR ($)	152.93	151.15	1.2%	163.10	161.69	0.9%
Occupancy (%)	56.9%	57.1%	(0.2)	58.0%	57.8%	0.2

ASIA PACIFIC
REVPAR ($)	101.78	100.38	1.4%	103.95	100.39	3.5%
ADR ($)	156.24	161.03	(3.0%)	159.24	161.30	(1.3%)
Occupancy (%)	65.1%	62.3%	2.8	65.3%	62.2%	3.1

GREATER CHINA
REVPAR ($)	90.11	86.14	4.6%	90.31	86.25	4.7%
ADR ($)	150.06	151.02	(0.6%)	149.60	150.92	(0.9%)
Occupancy (%)	60.0%	57.0%	3.0	60.4%	57.1%	3.3

REST OF ASIA PACIFIC
REVPAR ($)	115.29	116.88	(1.4%)	126.59	123.87	2.2%
ADR ($)	162.29	170.70	(4.9%)	172.39	175.25	(1.6%)
Occupancy (%)	71.0%	68.5%	2.5	73.4%	70.7%	2.7

EAME
REVPAR ($)	150.54	144.56	4.1%	156.92	150.71	4.1%
ADR ($)	224.43	215.54	4.1%	233.63	224.93	3.9%
Occupancy (%)	67.1%	67.1%	0.0	67.2%	67.0%	0.2

EUROPE
REVPAR ($)	177.97	168.85	5.4%	196.70	186.31	5.6%
ADR ($)	240.87	231.44	4.1%	258.26	249.10	3.7%
Occupancy (%)	73.9%	73.0%	0.9	76.2%	74.8%	1.4

AFRICA & MIDDLE EAST
REVPAR ($)	93.92	94.54	(0.7%)	93.93	94.51	(0.6%)
ADR ($)	177.14	172.04	3.0%	177.49	172.77	2.7%
Occupancy (%)	53.0%	55.0%	(2.0)	52.9%	54.7%	(1.8)

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Owned/Leased Hotel Results—Same Store

For the Three Months Ended September 30,

UNAUDITED

	Worldwide			North America			International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS	41 Hotels			13 Hotels			28 Hotels
REVPAR ($)	171.21	163.87	4.5%	162.81	152.34	6.9%	177.45	172.44	2.9%
ADR ($)	228.51	219.08	4.3%	204.97	193.37	6.0%	247.88	240.03	3.3%
Occupancy (%)	74.9%	74.8%	0.1	79.4%	78.8%	0.6	71.6%	71.8%	(0.2)

Total Revenue*	325,208	309,829	5.0%	130,820	119,358	9.6%	194,388	190,471	2.1%
Total Expenses*	254,266	246,412	(3.2%)	112,335	105,271	(6.7%)	141,932	141,141	(0.6%)

*	Revenues & Expenses above are represented in ‘000’s

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Management Fees, Franchise Fees and Other Income

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2013	2012	Variance	% Variance
Management Fees
Base Fees	92	83	9	10.8%
Incentive Fees	44	39	5	12.8%

Total Management Fees	136	122	14	11.5%

Franchise Fees	56	53	3	5.7%

Total Management & Franchise Fees	192	175	17	9.7%

Other Management & Franchise Revenues (1)	50	37	13	35.1%

Total Management & Franchise Revenues	242	212	30	14.2%

Other	5	7	(2)	(28.6)%

Management Fees, Franchise Fees and Other Income	247	219	28	12.8%

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $23 million in 2013 and $21 million in 2012, resulting from the sales of hotels subject to long-term management contracts and termination fees. For the three months ended September 30, 2013, amount includes a fee associated with the termination of a management contract due to the sale of a hotel.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Three Months Ended September 30,

UNAUDITED ($ millions)

	2013	2012	$ Variance	% Variance
Originated Sales Revenues (1)—Vacation Ownership Sales	82	81	1	1.2%
Other Sales and Services Revenues (2)	76	67	9	13.4%
Deferred Revenues—Percentage of Completion	3	—	3	—
Deferred Revenues—Other (3)	(4)	(7)	3	42.9%

Vacation Ownership Sales and Services Revenues	157	141	16	11.3%
Residential Sales and Services Revenues (4)	43	67	(24)	(35.8%)

Total Vacation Ownership & Residential Sales and Services Revenues	200	208	(8)	(3.8%)

Originated Sales Expenses (5)—Vacation Ownership Sales	55	53	(2)	(3.8%)
Other Expenses (6)	62	51	(11)	(21.6%)
Deferred Expenses—Percentage of Completion	1	—	(1)	—
Deferred Expenses—Other	2	2	—	—

Vacation Ownership Expenses	120	106	(14)	(13.2%)
Residential Expenses (4)	21	50	29	58.0%

Total Vacation Ownership & Residential Expenses	141	156	15	9.6%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2013 and 2012, includes $40 and $62 million of revenues and $21 and $50 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

Starwood Hotels & Resorts Worldwide, Inc.

Systemwide(1) Statistics—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide—Worldwide			Systemwide—North America			Systemwide—International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS
REVPAR ($)	118.86	114.12	4.2%	121.29	114.68	5.8%	115.94	113.44	2.2%
ADR ($)	171.93	167.88	2.4%	164.47	157.64	4.3%	182.36	182.29	0.0%
Occupancy (%)	69.1%	68.0%	1.1	73.7%	72.7%	1.0	63.6%	62.2%	1.4

SHERATON
REVPAR ($)	100.03	97.61	2.5%	102.64	97.84	4.9%	97.05	97.35	(0.3%)
ADR ($)	148.94	146.84	1.4%	142.62	137.06	4.1%	157.36	159.97	(1.6%)
Occupancy (%)	67.2%	66.5%	0.7	72.0%	71.4%	0.6	61.7%	60.9%	0.8

WESTIN
REVPAR ($)	132.23	127.48	3.7%	132.19	125.56	5.3%	132.33	131.67	0.5%
ADR ($)	180.90	177.02	2.2%	174.77	168.84	3.5%	195.73	196.80	(0.5%)
Occupancy (%)	73.1%	72.0%	1.1	75.6%	74.4%	1.2	67.6%	66.9%	0.7

ST. REGIS/LUXURY COLLECTION
REVPAR ($)	208.23	190.65	9.2%	250.77	222.54	12.7%	188.31	175.78	7.1%
ADR ($)	317.40	307.57	3.2%	336.38	310.53	8.3%	306.61	305.85	0.2%
Occupancy (%)	65.6%	62.0%	3.6	74.6%	71.7%	2.9	61.4%	57.5%	3.9

LE MERIDIEN
REVPAR ($)	127.99	124.46	2.8%	208.89	195.93	6.6%	115.84	113.73	1.9%
ADR ($)	187.08	183.38	2.0%	253.48	240.57	5.4%	174.69	172.76	1.1%
Occupancy (%)	68.4%	67.9%	0.5	82.4%	81.4%	1.0	66.3%	65.8%	0.5

W
REVPAR ($)	220.44	207.74	6.1%	202.46	192.72	5.1%	261.92	242.19	8.1%
ADR ($)	283.99	273.44	3.9%	258.36	249.57	3.5%	345.06	331.28	4.2%
Occupancy (%)	77.6%	76.0%	1.6	78.4%	77.2%	1.2	75.9%	73.1%	2.8

FOUR POINTS
REVPAR ($)	77.06	73.25	5.2%	81.86	78.32	4.5%	69.66	65.46	6.4%
ADR ($)	113.86	110.93	2.6%	114.03	111.01	2.7%	113.54	110.77	2.5%
Occupancy (%)	67.7%	66.0%	1.7	71.8%	70.5%	1.3	61.4%	59.1%	2.3

ALOFT
REVPAR ($)	75.77	70.64	7.3%	83.89	79.17	6.0%	55.55	49.37	12.5%
ADR ($)	109.08	105.46	3.4%	115.35	110.16	4.7%	90.57	90.07	0.6%
Occupancy (%)	69.5%	67.0%	2.5	72.7%	71.9%	0.8	61.3%	54.8%	6.5

(1)	Includes same store owned, leased, managed, and franchised hotels

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Worldwide Hotel Results—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Systemwide (1)			Company Operated (2)
	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL WORLDWIDE
REVPAR ($)	118.86	114.12	4.2%	133.41	127.41	4.7%
ADR ($)	171.93	167.88	2.4%	194.67	190.00	2.5%
Occupancy (%)	69.1%	68.0%	1.1	68.5%	67.1%	1.4

AMERICAS
REVPAR ($)	119.17	113.06	5.4%	146.59	138.21	6.1%
ADR ($)	164.34	157.81	4.1%	198.92	189.73	4.8%
Occupancy (%)	72.5%	71.6%	0.9	73.7%	72.8%	0.9

NORTH AMERICA
REVPAR ($)	121.29	114.68	5.8%	152.68	143.11	6.7%
ADR ($)	164.47	157.64	4.3%	201.75	191.71	5.2%
Occupancy (%)	73.7%	72.7%	1.0	75.7%	74.6%	1.1

LATIN AMERICA
REVPAR ($)	95.83	95.23	0.6%	104.83	104.62	0.2%
ADR ($)	162.61	160.13	1.5%	174.44	172.96	0.9%
Occupancy (%)	58.9%	59.5%	(0.6)	60.1%	60.5%	(0.4)

ASIA PACIFIC
REVPAR ($)	102.49	100.68	1.8%	104.27	100.24	4.0%
ADR ($)	162.44	165.96	(2.1%)	165.50	166.87	(0.8%)
Occupancy (%)	63.1%	60.7%	2.4	63.0%	60.1%	2.9

GREATER CHINA
REVPAR ($)	90.67	87.25	3.9%	90.58	87.11	4.0%
ADR ($)	157.93	158.93	(0.6%)	157.30	159.08	(1.1%)
Occupancy (%)	57.4%	54.9%	2.5	57.6%	54.8%	2.8

REST OF ASIA PACIFIC
REVPAR ($)	115.65	115.61	—	126.10	121.14	4.1%
ADR ($)	166.60	172.35	(3.3%)	176.01	176.78	(0.4%)
Occupancy (%)	69.4%	67.1%	2.3	71.6%	68.5%	3.1

EAME
REVPAR ($)	138.36	134.44	2.9%	145.80	141.52	3.0%
ADR ($)	211.31	206.97	2.1%	220.13	216.35	1.7%
Occupancy (%)	65.5%	65.0%	0.5	66.2%	65.4%	0.8

EUROPE
REVPAR ($)	149.55	145.65	2.7%	165.13	160.69	2.8%
ADR ($)	220.63	216.59	1.9%	236.46	233.15	1.4%
Occupancy (%)	67.8%	67.2%	0.6	69.8%	68.9%	0.9

AFRICA & MIDDLE EAST
REVPAR ($)	115.75	111.74	3.6%	115.97	111.93	3.6%
ADR ($)	190.31	185.28	2.7%	191.13	186.57	2.4%
Occupancy (%)	60.8%	60.3%	0.5	60.7%	60.0%	0.7

(1)	Includes same store owned, leased, managed, and franchised hotels
(2)	Includes same store owned, leased, and managed hotels

Starwood Hotels & Resorts Worldwide, Inc.

Owned Hotel Results—Same Store

For the Nine Months Ended September 30,

UNAUDITED

	Worldwide			North America			International
	2013	2012	Var. USD	2013	2012	Var. USD	2013	2012	Var. USD
TOTAL HOTELS	38 Hotels			13 Hotels			25 Hotels
REVPAR ($)	166.80	159.54	4.6%	173.62	157.03	10.6%	161.57	161.46	0.1%
ADR ($)	228.27	218.62	4.4%	219.95	202.96	8.4%	235.62	231.92	1.6%
Occupancy (%)	73.1%	73.0%	0.1	78.9%	77.4%	1.5	68.6%	69.6%	(1.0)

Total Revenue*	942,646	900,060	4.7%	431,047	386,681	11.5%	511,599	513,378	(0.3%)
Total Expenses*	740,438	719,706	(2.9%)	348,694	329,905	(5.7%)	391,744	389,802	(0.5%)

*	Revenues & Expenses above are represented in ‘000’s

Starwood Hotels & Resorts Worldwide, Inc.

Management Fees, Franchise Fees and Other Income

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	Worldwide
	2013	2012	Variance	% Variance
Management Fees
Base Fees	264	244	20	8.2%
Incentive Fees	133	119	14	11.8%

Total Management Fees	397	363	34	9.4%

Franchise Fees	160	150	10	6.7%

Total Management & Franchise Fees	557	513	44	8.6%

Other Management & Franchise Revenues (1)	126	110	16	14.5%

Total Management & Franchise Revenues	683	623	60	9.6%

Other	17	19	(2)	(10.5)%

Management Fees, Franchise Fees and Other Income	700	642	58	9.0%

(1)	Other Management & Franchise Revenues primarily includes the amortization of the deferred gains of approximately $68 million in 2013 and $64 million in 2012, resulting from the sales of hotels subject to long-term management contracts and termination fees. For the nine months ended September 30, 2013, amount includes a fee associated with the termination of a management contract due to the sale of a hotel.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership & Residential Revenues and Expenses

For the Nine Months Ended September 30,

UNAUDITED ($ millions)

	2013	2012	$ Variance	% Variance
Originated Sales Revenues (1) —Vacation Ownership Sales	244	240	4	1.7%
Other Sales and Services Revenues (2)	247	209	38	18.2%
Deferred Revenues—Percentage of Completion	1	3	(2)	(66.7%)
Deferred Revenues—Other (3)	1	(11)	12	n/m

Vacation Ownership Sales and Services Revenues	493	441	52	11.8%
Residential Sales and Services Revenues (4)	255	597	(342)	(57.3%)

Total Vacation Ownership & Residential Sales and Services Revenues	748	1,038	(290)	(27.9%)

Originated Sales Expenses (5)—Vacation Ownership Sales	171	164	(7)	(4.3%)
Other Expenses (6)	189	156	(33)	(21.2%)
Deferred Expenses—Percentage of Completion	—	2	2	100.0%
Deferred Expenses—Other	7	8	1	12.5%

Vacation Ownership Expenses	367	330	(37)	(11.2%)
Residential Expenses (4)	136	460	324	(70.4%)

Total Vacation Ownership & Residential Expenses	503	790	287	36.3%

(1)	Timeshare sales revenue originated at each sales location before deferrals of revenue for U.S. GAAP reporting purposes
(2)	Includes resort income, interest income, and miscellaneous other revenues
(3)	Includes deferral of revenue for contracts still in rescission period, contracts that do not yet meet the requirements of ASC 978-605-25 and provision for loan loss
(4)	For 2013 and 2012, includes $243 and $585 million of revenues and $136 and $460 million expenses associated with the St. Regis Bal Harbour residential project, respectively.
(5)	Timeshare cost of sales and sales & marketing expenses before deferrals of sales expenses for U.S. GAAP reporting purposes
(6)	Includes resort, general and administrative, and other miscellaneous expenses

Note: Deferred revenue is calculated based on the Percentage of Completion (“POC”) of the project. Deferred expenses, also based on POC, include product costs and direct sales and marketing costs only. Indirect sales and marketing costs are not deferred per ASC 978-720-25 and ASC 978-340-25.

n/m = not meaningful

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Hotels without Comparable Results & Other Selected Items

As of September 30, 2013

UNAUDITED ($ millions)

Properties without comparable results in 2013 and 2012:

Property	Location
The Westin Peachtree Plaza, Atlanta	Atlanta, GA
Sheraton Suites Philadelphia Airport	Philadelphia, PA
The St. Regis New York	New York, NY
The Westin Maui Resort & Spa, Ka’anapali	Maui, HI
Aloft San Francisco Airport	Millbrae, CA
Sheraton Santa Maria de El Paular	Madrid, Spain
Hotel Maria Cristina, San Sebastian	San Sebastian, Spain
Hotel Alfonso XIII, Seville	Seville, Spain
Aloft Tucson University	Tucson, AZ
The Gritti Palace, Venice	Venice, Italy
The Westin St. John*	St. John, Virgin Islands

Properties sold or closed in 2013 and 2012:

Property	Location
Atlanta Perimeter	Atlanta, GA
W Los Angeles—Westwood	Los Angeles, CA
W Chicago—Lakeshore	Chicago, IL
Caesars Cove Haven	Lakeville, PA
New York—Manhattan at Times Square	New York, NY
Caesars Paradise Stream	Mount Pocono, PA
Caesars Pocono Palace	Marshalls Creek, PA
Caesars Brookdale	Scotrun, PA
Aloft Lexington	Lexington, MA
Element Lexington	Lexington, MA
W New Orleans	New Orleans, LA
W New Orleans—French Quarter	New Orleans, LA

*	Property transferred to vacation ownership.

Revenues and Expenses Associated with Assets Sold or Closed in 2013 and 2012: (1)

	Q1	Q2	Q3	Q4	Full Year
Hotels Sold or Closed in 2012:
2012
Revenues	$35	$43	$36	$—	$ 114
Expenses (excluding depreciation)	$32	$32	$27	$1	$ 92

Hotels Sold or Closed in 2013:
2013
Revenues	$10	$2	$—	$—	$ 12
Expenses (excluding depreciation)	$8	$2	$—	$—	$ 10

2012
Revenues	$11	$11	$10	$11	$ 43
Expenses (excluding depreciation)	$8	$9	$9	$8	$ 34

(1)	Results consist of four hotels sold in 2013 and eight hotels sold in 2012. These amounts are included in the revenues and expenses from owned, leased and consolidated joint venture hotels in the statements of income for 2013 and 2012. These amounts are not impacted from the sale of Caesars Brookdale because it was closed prior to 2012.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Capital Expenditures

For the Three and Nine Months Ended September 30, 2013

UNAUDITED ($ millions)

	Q3	YTD
Maintenance Capital Expenditures: (1)
Owned, Leased and Consolidated Joint Venture Hotels	13	26
Corporate/IT	20	55

Subtotal	33	81
Vacation Ownership and Residential Capital Expenditures:
Net capital expenditures for inventory (excluding St. Regis Bal Harbour) (2)	(14)	(37)
Capital expenditures for inventory—St. Regis Bal Harbour	1	4

Subtotal	(13)	(33)
Development Capital	70	199

Total Capital Expenditures	90	247

(1)	Maintenance capital expenditures include improvements that extend the useful life of the asset.
(2)	Represents gross inventory capital expenditures of $5 million and $21 million in the three and nine months ended September 30, 2013, less cost of sales of $19 million and $58 million in the three and nine months ended September 30, 2013.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

2013 Divisional Hotel Inventory Summary by Ownership by Brand

As of September 30, 2013

	Americas		North America		Latin America		Asia Pacific		Greater China		Rest of Asia		Europe, Africa & Middle East		Europe		Africa & Middle East		TOTAL
	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms	Hotels	Rooms
Owned & Leased
Sheraton	11	6,228	6	3,529	5	2,699	2	821	—	—	2	821	4	705	4	705	—	—	17	7,754
Westin	6	3,131	3	2,229	3	902	1	273	—	—	1	273	3	650	3	650	—	—	10	4,054
Four Points	1	177	1	177	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	177
W	1	509	1	509	—	—	—	—	—	—	—	—	2	665	2	665	—	—	3	1,174
Luxury Collection	2	824	1	643	1	181	—	—	—	—	—	—	5	577	5	577	—	—	7	1,401
St. Regis	3	716	3	716	—	—	1	160	—	—	1	160	2	261	2	261	—	—	6	1,137
Le Meridien	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Aloft	3	542	3	542	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	542
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	135	1	135	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	135

Total Owned & Leased	28	12,262	19	8,480	9	3,782	4	1,254	—	—	4	1,254	16	2,858	16	2,858	—	—	48	16,374

Managed & UJV
Sheraton	52	29,333	36	26,254	16	3,079	84	33,072	56	24,971	28	8,101	72	20,806	40	11,588	32	9,218	208	83,211
Westin	59	30,384	56	29,498	3	886	31	10,433	15	5,335	16	5,098	15	5,046	12	4,097	3	949	105	45,863
Four Points	3	426	—	—	3	426	24	7,460	19	5,839	5	1,621	14	2,582	5	779	9	1,803	41	10,468
W	28	8,485	26	8,052	2	433	9	2,302	3	1,115	6	1,187	4	805	3	364	1	441	41	11,592
Luxury Collection	11	1,938	4	1,648	7	290	10	1,983	4	811	6	1,172	26	4,859	21	3,475	5	1,384	47	8,780
St. Regis	11	2,117	9	1,808	2	309	8	2,032	5	1,380	3	652	6	1,376	2	223	4	1,153	25	5,525
Le Meridien	4	469	3	309	1	160	27	7,564	8	2,794	19	4,770	45	12,675	17	5,499	28	7,176	76	20,708
Aloft	3	469	—	—	3	469	7	1,801	5	1,023	2	778	4	943	3	535	1	408	14	3,213
Element	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Other	1	151	1	151	—	—	—	—	—	—	—	—	1	165	1	165	—	—	2	316

Total Managed & UJV	172	73,772	135	67,720	37	6,052	200	66,647	115	43,268	85	23,379	187	49,257	104	26,725	83	22,532	559	189,676

Franchised
Sheraton	176	51,589	164	48,567	12	3,022	13	6,124	3	1,836	10	4,288	19	4,942	17	4,539	2	403	208	62,655
Westin	66	20,939	61	19,412	5	1,527	9	2,730	2	496	7	2,234	3	1,176	3	1,176	—	—	78	24,845
Four Points	126	19,686	116	18,223	10	1,463	8	1,441	1	126	7	1,315	6	971	6	971	—	—	140	22,098
W	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Luxury Collection	10	1,940	7	1,500	3	440	10	3,071	—	—	10	3,071	12	1,673	12	1,673	—	—	32	6,684
St. Regis	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—
Le Meridien	12	3,027	11	2,916	1	111	3	715	1	160	2	555	5	1,446	3	623	2	823	20	5,188
Aloft	53	8,000	52	7,688	1	312	5	742	—	—	5	742	—	—	—	—	—	—	58	8,742
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	1	305	1	305	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1	305

Total Franchised	455	107,279	423	100,404	32	6,875	48	14,823	7	2,618	41	12,205	45	10,208	41	8,982	4	1,226	548	132,310

Systemwide
Sheraton	239	87,150	206	78,350	33	8,800	99	40,017	59	26,807	40	13,210	95	26,453	61	16,832	34	9,621	433	153,620
Westin	131	54,454	120	51,139	11	3,315	41	13,436	17	5,831	24	7,605	21	6,872	18	5,923	3	949	193	74,762
Four Points	130	20,289	117	18,400	13	1,889	32	8,901	20	5,965	12	2,936	20	3,553	11	1,750	9	1,803	182	32,743
W	29	8,994	27	8,561	2	433	9	2,302	3	1,115	6	1,187	6	1,470	5	1,029	1	441	44	12,766
Luxury Collection	23	4,702	12	3,791	11	911	20	5,054	4	811	16	4,243	43	7,109	38	5,725	5	1,384	86	16,865
St. Regis	14	2,833	12	2,524	2	309	9	2,192	5	1,380	4	812	8	1,637	4	484	4	1,153	31	6,662
Le Meridien	16	3,496	14	3,225	2	271	30	8,279	9	2,954	21	5,325	50	14,121	20	6,122	30	7,999	96	25,896
Aloft	59	9,011	55	8,230	4	781	12	2,543	5	1,023	7	1,520	4	943	3	535	1	408	75	12,497
Element	11	1,793	11	1,793	—	—	—	—	—	—	—	—	—	—	—	—	—	—	11	1,793
Other	3	591	3	591	—	—	—	—	—	—	—	—	1	165	1	165	—	—	4	756
Vacation Ownership	14	7,532	13	6,952	1	580	—	—	—	—	—	—	—	—	—	—	—	—	14	7,532

Total Systemwide	669	200,845	590	183,556	79	17,289	252	82,724	122	45,886	130	36,838	248	62,323	161	38,565	87	23,758	1,169	345,892

Note: Includes Vacation Ownership properties

STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

Vacation Ownership Inventory Pipeline

As of September 30, 2013

UNAUDITED

	# Resorts			# of Units (1)
Brand	Total (2)	In Operations	In Active Sales	Completed (3)	Pre-sales/ Development (4)	Future Capacity (5),(6)	Total at Buildout
Sheraton	7	7	6	3,079	—	712	3,791
Westin	9	9	9	1,584	22	91	1,697
St. Regis	2	2	—	56	—	—	56
The Luxury Collection	1	1	—	6	—	—	6
Unbranded	2	2	1	99	—	1	100

Total SVO, Inc.	21	21	16	4,824	22	804	5,650

Unconsolidated Joint Ventures (UJV’s)	1	1	1	198	—	—	198

Total including UJV’s	22	22	17	5,022	22	804	5,848

Total Intervals Including UJV’s (7)				261,144	1,144	41,808	304,096

(1)	Lockoff units are considered as one unit for this analysis.
(2)	Includes resorts in operation, active sales or future development.
(3)	Completed units include those units that have a certificate of occupancy.
(4)	Units in Pre-sales/Development are in various stages of development (including the permitting stage), most of which are currently being offered for sale to customers.
(5)	Based on owned land and average density in existing marketplaces
(6)	Future units indicated above include planned timeshare units on land owned by the Company or applicable UJV that have received all major governmental land use approvals for the development of timeshare. There can be no assurance that such units will in fact be developed and, if developed, the time period of such development (which may be more than several years in the future). Some of the projects may require additional third-party approvals or permits for development and build out and may also be subject to legal challenges as well as a commitment of capital by the Company. The actual number of units to be constructed may be significantly lower than the number of future units indicated.
(7)	Assumes 52 intervals per unit.